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                                                               EXHIBIT 28(H)(7)

                         FUND PARTICIPATION AGREEMENT
                                (FUND OF FUNDS)

   THIS AGREEMENT is entered into as of this 30/th/ day of July, 2010 among THE LINCOLN NATIONAL LIFE INSURANCE COMPANY on behalf of itself and certain of its separate accounts; LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (together with The Lincoln National Life Insurance Company "Insurance Company"), on behalf of itself and certain of its separate accounts; LINCOLN INVESTMENT ADVISORS CORPORATION ("LIAC"); LINCOLN VARIABLE INSURANCE PRODUCTS TRUST ("Trust"), an open-end investment company organized under the laws of Delaware; AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware; CAPITAL INCOME BUILDER, an open-end management investment company organized under the laws of Delaware; INTERMEDIATE BOND FUND OF AMERICA, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; SHORT-TERM BOND FUND OF AMERICA, INC., an open-end management investment company organized under the laws of Maryland; and AMERICAN FUNDS SERVICE COMPANY (the "Transfer Agent"), a corporation organized under the laws of the State of California.

                                  WITNESSETH:

   WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts") for which the Trust is one of the underlying investment vehicles;

   WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

   WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

   WHEREAS, the Series is divided into various funds (the "Series Funds"), and each

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Series Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series Fund;

   WHEREAS, the Trust is divided into various series (the "Funds"), and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds;

   WHEREAS, certain Funds set forth in Attachment A propose to hold as their only investment shares of the Series Funds and certain American Funds listed on Attachment B (the "Retail Funds" and together with the Series Funds, the "Underlying Funds"), and such Funds will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts listed on Attachment C;

   WHEREAS, the Trust and LIAC have received an Order from the Commission dated March 31, 2010 (Release No. 29196, File No. 812-13660) granting exemption from
Section 12(d)(1)(A) and (B), Rule 12d1-2(a) and Section 17(a)(1) and (2) of the 1940 Act (the "Order");

   WHEREAS, CRMC is the investment adviser for the Series and the Retail Funds; and

   WHEREAS, LIAC is the investment adviser for the Trust.

   NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, LIAC, the Trust, the Series, CRMC and the Transfer Agent hereby agree as follows:

   1. (a) The Series, each Retail Fund and CRMC each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to the Series and each Retail Fund has been filed with the Commission in the form previously delivered to LIAC, and copies of any and all amendments thereto will be forwarded to LIAC at the time that they are filed with the Commission; (ii) the Series and each Retail Fund is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the state of its organization; (iii) the shares of the Underlying Funds sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series and each Retail Fund will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Series Funds and the Retail Funds are sold; (iv) the Series and each Retail Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series' and each Retail Fund's registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations

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          of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series, the Retail Funds or CRMC by Insurance Company, LIAC and the Trust expressly for use therein; and (v) the Series, the Retail Funds and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

      (b) The Series, each Retail Fund and CRMC represent and warrant that all of the Series and Retail Fund trustees or directors, and officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Series or a Retail Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series or Retail Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

      (c) CRMC represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Series and the Retail Funds in accordance in all material respects with the laws of the applicable state of organization of the Series and each Retail Fund and any applicable state and federal securities laws.

      (d) The Series, each Retail Fund and CRMC represent that each has received a copy the Order, and that CRMC and the board of directors or trustees of the Series and each Retail Fund understand the terms and conditions of the Order. The Series, each Retail Fund and CRMC each hereby agree to fulfill their responsibilities under the Order as set forth in the Order and in this agreement.

      (e) The Series and each Retail Fund represents and warrants that the board of the Series and each Retail Fund, as applicable, including a majority of its independent directors or trustees, has been informed that no consideration will be paid by the Series or a Series Fund or by a Retail Fund to the Trust or a Fund in connection with any services or transactions (other than services or transactions between the Series or a Retail Fund and CRMC or any of CRMC's affiliates and an administrative services fee ("Administrative Services Fee") paid by a Retail Fund to a Fund). In the event that any such consideration will be paid by an Underlying Fund to the Trust or a Fund and a Fund's investment in the Underlying Fund exceeds the limit of
          Section 12(d)(1)(A)(i) of the 1940 Act, the Series or the applicable Retail Fund shall seek a determination by its board of trustees or directors that the consideration (i) is reasonable in relation to the nature and

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          quality of services received by the Underlying Fund; (ii) is within the range of consideration that the Underlying Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (iii) does not involve overreaching on the part of any person concerned.

      (f) The Series and each Retail Fund represents and warrants that the board of the Series and each Retail Fund, including a majority of its independent directors or trustees, has adopted or will adopt procedures (the "Affiliated Underwriting Procedures") reasonably designed to monitor any purchases of securities by Series Funds or the applicable Retail Fund in an offering of securities during the existence of an Affiliated Underwriting (as defined in the Order). The Series and each Retail Fund further represents and warrants that it will maintain and preserve permanently in an easily accessible place, a written copy of the Affiliated Underwriting Procedures and any modifications to the Affiliated Underwriting Procedures. Further, the Series and each Retail Fund represents and warrants that the board of the Series and each Retail Fund shall review these procedures periodically, but no less frequently than annually, to determine whether purchases were influenced by the investment by the Trust in the Series or the applicable Retail Fund. Specific considerations for the board of the Series and the Retail Funds are detailed in condition 6 of Order.

      (g) The Series and each Retail Fund represents and warrants that it shall not and CRMC represents and warrants that it shall not direct an Underlying Fund in which a Fund invests to acquire securities of any other entity that would meet the definition of "investment company" in the 1940 Act but for the exception provided in Section 3(c)(1) or 3(c)(7) of the Act, in excess of the limits contained in
          Section 12(d)(1)(A) of the Act, except to the extent that such Underlying Fund: (a) receives such securities as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act);
          (b) acquires (or is deemed to have acquired) such securities pursuant to exemptive relief from the Commission permitting the Underlying Fund to: (i) acquire securities of one or more affiliated investment companies, for short-term cash management purposes or (ii) engage in inter-fund borrowing and lending transactions.

   2. (a) The Trust represents and warrants to the Series, each Retail Fund and CRMC that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Delaware; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC, the Series or a Retail Fund expressly for use therein; and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

      (b) Insurance Company represents and warrants to the Series, each Retail Fund and CRMC that:

             (i) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

            (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;

           (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

            (iv) The Lincoln National Life Insurance Company will or has established the Accounts as separate accounts under Indiana law;

             (v) Lincoln Life & Annuity Company of New York will or has established the Accounts as separate accounts under New York law;

            (vi) it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

           (vii) the Contracts are or will be and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that Insurance Company will maintain such treatment and that it will notify the Series immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

          (viii) the offer of the Contracts has been registered with the SEC under the Securities Act of 1933, unless exempt from registration, and each such registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company by CRMC, the Series or a Retail Fund expressly for use therein;

            (ix) any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series or a Retail Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' or a Retail Fund's registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

             (x) investment by each Account in a Fund is in reliance on and consistent with the terms of the Series' Mixed and Shared Funding Order; and

            (xi) the Accounts invest in the Funds in reliance on the status of each Account as a "Permitted Investor" within the meaning of
                 Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended.

      (c) LIAC represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Tennessee and any applicable state and federal securities laws.

      (d) The Trust agrees that, if the Series offers a new Series Fund that is substantially similar to a Retail Fund, the Trust will undertake to move the Trust's assets invested in such Retail Fund to the new Series Fund and place all new orders in such new Series Fund as soon as reasonably practical after the new Series Fund is offered, subject to LIAC's fiduciary duty requirements. At such time as all Trust assets allocated to a Retail Fund are moved to a new Series Fund, such Retail Fund will no longer be a "Retail Fund" under this Agreement.

      (e) The Trust and LIAC hereby agree that they will adhere to allocation limitations placed on the Retail Funds by CRMC or the Series.

      (f) LIAC agrees that pursuant to the terms of the Order it will offset the management fee it charges a Fund by the amount of any Administrative Services Fees paid to such Fund by the Retail Funds.

      (g) Insurance Company, LIAC and the Trust represent that Insurance
          Company,

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          LIAC and the board of the Trust each understand the terms and conditions of the Order; and Insurance Company, LIAC and the Trust each hereby agree to fulfill their responsibilities under the Order as set forth in the Order and in this agreement.

      (h) LIAC represents and warrants that, at the time of investing in the shares of an Underlying Fund in excess of three percent of the total outstanding voting stock of the Underlying Fund, it shall notify the Series or the applicable Retail Fund and CRMC of the investment and transmit to CRMC on behalf of the Series or Retail Fund, a list of the names of each Fund of Funds Affiliate (as defined in the Order) and Underwriting Affiliates (as defined in the Order). In the case of a subadvised Fund, LIAC represents and warrants that it shall notify the Series or the applicable Retail Fund and CRMC of the investment and cause the Fund's subadviser to transmit to CRMC on behalf of the Series or the applicable Retail Fund, a list of the names of each Fund of Funds Affiliate and Underwriting Affiliates with respect to the subadviser.

          CRMC and Transfer Agent agree that Transfer Agent will provide LIAC with the amount of the total outstanding shares of each Underlying Fund on a monthly basis (or more frequently if needed) so that LIAC can perform such calculations.

   3. (a) The Series and each Retail Fund will furnish to LIAC and the Trust such information with respect to the Series or Retail Fund in such form and signed by such of its officers as LIAC and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series or the applicable Retail Fund will advise LIAC and the Trust immediately of:
          (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the Retail Fund or the initiation of any proceeding for that purpose;
          (ii) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series or Retail Fund of which it becomes aware; or (iii) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or a Retail Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

      (b) The Series and each Retail Fund will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series Funds or Retail Funds as may reasonably be necessary for use as the funding vehicle for the Contracts.

      (c) The parties agree that with regard to shares of the Underlying Funds subject to this agreement, the Insurance Company, Trust and/or their affiliates do not control the management or policies of the Series, the Retail Funds or CRMC.

      (d) The Series agrees to make Class 1 shares of the Series Funds and each Retail Fund agrees to make Class F-2 shares of such Retail Fund specified in Attachment B available for investment by the Funds.

   4. The Series and each Retail Fund or the Transfer Agent will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Underlying Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern
          Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of an Underlying Fund is calculated, as disclosed in the relevant Underlying Funds' current prospectuses. The Series, the applicable Retail Fund or the Transfer Agent will use commercially reasonable efforts to communicate to the Trust such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously. Such information shall be communicated by electronic transmission acceptable to the parties or other mutually agreeable method.

   5. In the event an adjustment is made to the computation of the net asset value of Underlying Fund shares as reported to the Trust under paragraph 4, the correction will be handled in a manner consistent with SEC guidelines and the 1940 Act and the Series, the applicable Retail Fund or Transfer Agent shall notify the Trust as soon as practicable after discovering the need for any such adjustment. Notification may be made by electronic transmission acceptable to the parties or other mutually agreeable method.

   6. To the extent a price adjustment results in a deficiency or excess to a Fund's account, LIAC and Transfer Agent agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to Transfer Agent's error, Transfer Agent shall reimburse such Fund's account. Any administrative costs incurred for correcting Fund accounts will be at Trust's expense.

   7. Purchases and redemptions of shares shall be handled in the following manner:

      (a) Manual Transactions. The Trust will use the NSCC's Fund/SERV system and other such NSCC systems as soon as reasonably practicable. The Trust will use its best efforts to use NSCC systems by October 1, 2010, for transmission and settlement of orders. Additionally, once the Trust has adopted the use of the NSCC's Fund/SERV and related systems for submitting transactions, manual transactions may be submitted by the Trust only in the event that the Trust is in receipt of orders for purchase and redemption of shares and is unable to transmit the orders to Transfer Agent via the NSCC due to unforeseen circumstances such as system wide computer failures experienced by the Trust or the NSCC or other events beyond the Trust's reasonable control. In the event manual transactions are used, the following provisions shall apply:

             (i) Prior to 4 p.m. Eastern time each Business Day ("Trade Date"),
                 LIAC and the Funds shall provide CRMC, the Series and the Retail Funds with the

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                 percentage of the net assets of the Fund that they desire to invest in each Underlying Fund (the "Target Allocation"), or alternatively, LIAC and the Funds may have a standing order with the Series and the Retail Funds stating the Target Allocation. To maintain the Target Allocation, LIAC and the Trust will give instructions to the Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day, setting forth the net purchases or redemptions for each Fund to be directed to an Underlying Fund (the "Transaction Amount"). Provided LIAC and the Trust provide the Transaction Amount to the Series no later than 8:00 a.m. the Business Day following Trade Date, the purchase or redemption order shall be deemed to be received prior to 4:00 p.m. Eastern time on Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the following Business Day's net asset value.

                 None of CRMC, the Series or any Retail Fund shall have any responsibility for calculating or verifying the Target Allocation or the Transaction Amount.

            (ii) The Trust will initiate payment by wire transfer to a custodial account designated by the Series and/or the applicable Retail Fund(s) for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date. Dividends and capital gain distributions shall be automatically reinvested in additional shares at the ex-dividend-date net asset value.

           (iii) Aggregate orders for redemption of shares of the Underlying Funds will be paid in cash and wired from the Underlying Funds' custodial account to an account designated by the Trust. From the effective date of this Agreement through September 30, 2010 and thereafter if the Trust regularly uses Fund/SERV but submits manual trades pursuant to paragraph 7(a) above: (i) for orders received by the Transfer Agent by the 8:00 a.m. deadline Transfer Agent will use commercially reasonable efforts to initiate payment by wire to the Trust or its designee of proceeds of such redemptions on the next Business Day following Trade Date, but in no event shall such payment be initiated later than two Business Days following Trade Date (T+2) and (ii) for orders received after the 8:00 a.m. deadline Transfer Agent will initiate payment by wire to the Trust or its designee of proceeds of such redemptions two Business Day following Trade Date (T+2). On or after
                 October 1, 2010, if the Trust does not regularly use Fund/SERV to submit transactions and regularly submits trades manually, Transfer Agent will initiate payments by wire of such redemption proceeds two Business Days following Trade Date (T+2).

      (b) For transactions via the Fund/SERV system, the following provisions shall apply:

             (i) The Trust and Transfer Agent will be bound by the terms of the
                 Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, the Trust and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

            (ii) Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

           (iii) To maintain the Target Allocation on each Business Day, LIAC and the Trust shall communicate to Transfer Agent by Fund/SERV the aggregate purchase orders and redemption orders (if any) of each Underlying Fund by each Fund by the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") Cycle 8 (generally, 6:30 a.m. Eastern time) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the close of trading on the Trade Date. Target Allocations or, if Allocations are conveyed by a standing order, changes to a standing order not communicated to CRMC and the Series by 4 p.m. Eastern time on a Business Day, shall not be transmitted to NSCC prior to the conclusion of the DCC&S Cycle 8 on the following Business Day. Transfer Agent may process orders it receives after the DCC&S Cycle 8 deadline using the net asset value determined on the Business Day following the Trade Date.

      (c) All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each Fund/account. In the case of delayed settlement, Transfer Agent and the Trust shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. If payment for the shares redeemed is not received within the time permitted for settlement of redemption orders by the 1940 Act, Trust may hold Transfer Agent responsible for any loss, expense, liability or damage including loss of profit suffered by the Trust or Insurance Company resulting from the delay or failure to make payment as aforesaid. Such wires for the Trust will be communicated separately.

   Such wires for Transfer Agent for Series Funds should be sent to:

             WELLS FARGO BANK
             ABA#: 121000248
             ACCOUNT#: 4100060532
             AFS ACCOUNT # AND FUND #
             FBO LINCOLN VARIABLE INS PROD TRUST
             707 WILSHIRE BLVD, 13/TH/ FLOOR
             LOS ANGELES, CA 90017

   Such wires for Transfer Agent for Retail Funds should be sent to:

             WELLS FARGO BANK
             ABA#: 121000248
             ACCOUNT #: 4600-076178
             FOR CREDIT TO THE ACCOUNT OF AMERICAN FUNDS SERVICE COMPANY FBO LINCOLN VARIABLE INS PROD TRUST
             FFC (AMERICAN FUNDS ACCOUNT NUMBER)
             707 WILSHIRE BLVD., 13/TH/ FLOOR
             LOS ANGELES, CA 90017

      (d) Processing errors which result from any delay or error caused by the Trust may be adjusted through the NSCC System by Trust by the necessary transactions on a current basis.

      (e) If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Trust.

      (f) Trust shall reconcile share positions with respect to each Underlying Fund for each Fund as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Fund's share positions with respect to each Underlying Fund reported by Transfer Agent reconcile with Trust's share positions for that Fund. Trust shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

      (g) Within a reasonable period of time after receipt of a confirmation relating to an instruction, Trust shall verify its accuracy in terms of such instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

      (h) Any order by the Trust for the purchase of shares of an Underlying Fund through Transfer Agent shall be accepted at the time when it is received by the Transfer Agent (or any clearinghouse agency that Transfer Agent may designate from time to time), and at the offering and sale price determined in accordance with this Agreement, unless rejected by Transfer Agent or the respective Underlying Fund.

          In addition to the right to reject any order, the Series and each Retail Fund has reserved the right to withhold shares from sale temporarily or permanently. Transfer Agent will not accept any order from the Trust that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that Transfer Agent shall forward from time to time to the Trust. The shares purchased will be issued by the respective Underlying Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by Transfer Agent or by the respective Underlying Funds without any responsibility or liability on the part of the Transfer Agent or the Underlying Funds, and the Transfer Agent and/or the respective Underlying Funds may hold the Trust or the Insurance Company responsible for any loss, expense, liability or damage, including loss of profit suffered by the Transfer Agent and/or the respective Underlying Funds, resulting from the delay or failure to make payment as aforesaid.

   8. (a) The Series and each Retail Fund reserves the right to temporarily suspend sales if the board of trustees or directors of the Series or applicable Retail Fund, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the board of trustees or directors of the Series or a Retail Fund may refuse to sell shares of any Series Fund or the applicable Retail Fund to any person, or suspend or terminate the offering of shares of any Series Fund or the applicable Retail Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the applicable board of trustees or directors, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Series Fund or Retail Fund, and as consistent with its anti market-timing and late-trading policies and procedures.

      (b) The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

   9. The Trust will make shares of the Funds listed on Attachment A available only to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds.

  10. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts corresponding to the Fund investing in Class

          1 shares of the Series Funds and/or Class F-2 shares of the Retail Funds (each, a "Subaccount") for investment in shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

  11. Transfer of the Underlying Funds' shares will be by book entry only. No stock certificates will be issued to the Funds. Shares ordered from a particular Underlying Fund will be recorded by the Series or the applicable Retail Fund as instructed by the Trust in an appropriate title for the appropriate Fund. Shares ordered from a particular Fund will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

  12. The Series and each Retail Fund shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Series Funds or the applicable Retail Fund held by the Funds prior to the close of business on the ex-dividend date. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of an Underlying Fund recorded in the title for the corresponding Fund in additional shares of that Underlying Fund. The Series or the applicable Retail Fund shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

  13. The Series and each Retail Fund shall pay all expenses incidental to its performance under this Agreement. The Series and each Retail Fund shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase. The Series and each Retail Fund shall bear the expenses for the cost of registration of its shares, preparation of prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information to be sent to existing Contract owners (upon request), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has requested such information, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' or a Retail Fund's shares subject to this Agreement. The Series and each Retail Fund will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

          With respect to any prospectus and annual and semi-annual reports (the "Reports") of the Series and each Retail Fund that are printed in combination with any one or more such Reports of other investment options for the Contracts (the "Booklet"), the Series or the applicable Retail Fund shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series' or the applicable Retail Fund's Reports included in the Booklet to the number of pages in the Booklet as a whole.

  14. (a) Insurance Company shall bear the expenses for the cost of preparation and delivery of any Series or Retail Fund prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series and each Retail Fund shall provide, at its expense, such documentation, if any as may be required, (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series or a Retail Fund is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series or Retail Funds, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

      (b) The Series and each Retail Fund will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Trust, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Series or a Retail Fund or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority.

      (c) The Trust may distribute the prospectuses of the Underlying Funds pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"). For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

          (i) The Series and each Retail Fund represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Series, the Series Funds and the Retail Funds.

          (ii) The Series and each Retail Fund agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Series and Series Fund documents or Retail Fund documents required to be posted in compliance with Rule 498.

          (iii) The Series, each Retail Fund and CRMC represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Underlying Fund documents made directly to the Series, a Retail Fund, CRMC or one of their affiliates.

          (iv) Insurance Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

          (v) CRMC, the Series and the Retail Funds may provide web links or URLs to the Insurance Company for use with Insurance Company's electronic delivery of fund documents or on the Insurance Company's website. Insurance Company will be solely responsible for the maintenance of such web links. CRMC, the Series and the Retail Funds will be responsible for maintaining the Series' and the Series Funds' or Retail Funds' current documents on the site to which such web links or URLs originally navigate to.

          (vi) Each party agrees to notify the other party promptly upon its discovery of a failure to comply with the provisions of Rule 498.

          (vii) The parties agree that Insurance Company is not required to distribute Summary Prospectuses to its Contract holders, but rather use of the Summary Prospectus will be at the discretion of Insurance Company.

      (d) The Series, each Retail Fund and CRMC hereby consent to the Insurance Company's, LIAC's and Trust's use of the names of the Series and CRMC, as well as the names of the Series Funds and the Retail Funds set forth in Attachment C of this Agreement, in connection with marketing the Funds and Contracts, subject to the terms of this Agreement and Sections 12, 13 and 14 of that certain Business Agreement, by and among Insurance Company, CRMC, and American Funds Distributors. The Insurance Company acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names Capital Research and Management Company, American Funds, American Funds Distributors, American Funds Insurance Series, American Funds Service Company and the name of each Retail Funds, and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design, or the validity or distinctiveness thereof. The Series, each Retail Fund and CRMC hereby consent to the use by the Insurance Company, LIAC and the Trust of any trademark, trade name, service mark or logo used by the Series, a Retail Fund and CRMC, subject to the Series', the applicable Retail Fund's and CRMC's approval of such use and in accordance with reasonable requirements of the Series, the Retail Fund or CRMC. Such consent will terminate with the termination of this Agreement. The Insurance Company, LIAC and Trust agree and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series, the Retail Funds and/or CRMC.

  15. (a) Insurance Company, the Trust and LIAC represent and warrant to the Series and each Retail Fund that any information furnished in writing by Insurance Company, the Trust or LIAC to the Series or a Retail Fund for use in the registration statement and financial statements of the Series or applicable Retail

          Fund will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (b) The Series, each Retail Fund and CRMC represent and warrant to Insurance Company, the Trust and LIAC that any information furnished in writing by the Series, a Retail Fund or CRMC to Insurance Company, the Trust or LIAC for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  16. (a) Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' or a Retail Fund's shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series or applicable Retail Fund, in such printed information subsequently issued on behalf of the Series, the Retail Funds or other funds managed by CRMC as supplemental to the Series' or a Retail Fund's Prospectus, in information published on the Series', the Retail Funds' or CRMC's internet site, or in materials approved by CRMC or its affiliates.

      (b) The Series and each Retail Fund and their affiliates shall make no representations concerning the Trust's shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract, in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust's or Contract's Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates.

  17. (a) Shares of the Series may be offered to separate accounts of various insurance companies ("Participating Insurance Companies") in addition to Insurance Company and the Trust. The Series and CRMC represent and warrant that each Series Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Series Fund for any purpose or under any circumstances that would preclude Insurance Company from "looking through" to the investments of each Series Fund in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Series or CRMC will notify the Company immediately upon having a reasonable basis for believing that any Series Fund has ceased to so qualify or that any might not so qualify in the future.

      (b) The Series and CRMC represent and warrant that the Series will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Series Fund. The Series will notify the Company immediately upon having a reasonable basis for believing that the Series or a Series Fund thereunder has ceased to comply with the diversification requirements or that the Series or Series Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Series will take all reasonable necessary steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

  18. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more of the Funds or Underlying Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The board of trustees or directors of the Series or applicable Retail Fund shall promptly notify Insurance Company and the Trust of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company or the Trust will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

          The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

  19. (a) Insurance Company, the Trust and LIAC, as applicable, shall each indemnify and hold harmless CRMC, each of the Series Funds, each Retail Fund, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company's, the Trust's or LIAC's negligence or willful misconduct in the performance of its duties and obligations under this Agreement,
          (ii) Insurance Company's, the Trust's or LIAC's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company, the Trust or LIAC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company or the Trust, as applicable, shall also reimburse CRMC, the Series Funds, the Retail Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company, the Trust or LIAC may otherwise have to CRMC, the Series Funds, the Retail Funds or their respective affiliates.

      (b) CRMC, the Series and each Retail Fund, as applicable, shall each indemnify and hold harmless, Insurance Company and its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), LIAC and its directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act and the Trust and its directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) CRMC, the Series' or the applicable Retail Fund's negligence or willful misconduct in the performance of its duties and obligations under this Agreement,
          (ii) CRMC, the Series' or the applicable Retail Fund's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by CRMC, the Series or a Retail Fund of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by CRMC, the Series or applicable Retail Fund. CRMC, the Series and each Retail Fund, as applicable, shall also reimburse Insurance Company for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which CRMC, the Series or a Retail Fund may otherwise have to Insurance Company.

      (c) Promptly after receipt by a party entitled to indemnification under this paragraph 19 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 19, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

  20. The Trust shall be responsible for voting shares of the Underlying Funds in a manner consistent with Section 12(d)(1)(E) of the 1940 Act and the terms of the Order.

  21. Insurance Company, the Trust, LIAC, the Series, the Retail Funds and CRMC each acknowledge that it understands the terms and conditions of the Order, a copy of which is attached as Attachment D, and that each shall each comply with the terms and conditions of the Order and adopt such procedures as may be necessary to comply with such terms and conditions.

  22. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

      (a) by mutual agreement at any time; or

      (b) any party at any time, with respect to one, some or all of the Underlying Funds, upon sixty (60) days written notice to the other parties; or

      (c) at the option of Insurance Company, the Trust, CRMC, the Series or each Retail Fund (with respect to that Retail Fund) upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

      (d) at the option of the Trust, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available or with respect to a Retail Fund if shares of that Retail Fund are not reasonably available; or

      (e) at the option of the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a RIC under the Code or if the Trust reasonably and in good faith believes a Series Fund may fail to meet such requirements or qualify; or

      (f) in the event the Series' or a Retail Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Funds; in such event prompt notice shall be given by the Trust, the Series or the Retail Fund to each of the other parties; or

      (g) at the Trust's option by written notice to the Series or the applicable Retail Fund and CRMC if the Trust shall determine in its sole judgment exercised in good faith, to stop offering a Fund because either the Series, a Retail Fund or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

      (h) at Insurance Company's option by written notice to the Series or the applicable Retail Fund and CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that investment in the Funds is no longer an appropriate investment under the Contracts or no longer in the best interests of Contract owners, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

      (i) at the option of the Series, each Retail Fund (with respect to that Retail Fund) or CRMC by written notice to Insurance Company and the Trust if the Series, the applicable Retail Fund or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate.

          The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

  23. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

   IF TO INSURANCE COMPANY:

   The Lincoln National Life Insurance Company
   1300 S. Clinton Street
   Fort Wayne, IN 46802
   Attention: Kevin J. Adamson
              Second Vice President

   IF TO THE TRUST OR LIAC:

   Lincoln Variable Insurance Products Trust
   1300 S. Clinton Street
   Fort Wayne, IN 46802

   Attention: Daniel R. Hayes
              President

   IF TO SERIES:

   American Funds Insurance Series
   333 S. Hope Street, 55/th/ Floor
   Los Angeles, California 90071
   Attention: Michael J. Downer, Executive Vice President
   Facsimile No.:  213-615-0430

   WITH A COPY TO:

   Capital Research and Management Company
   333 S. Hope Street, 55/th/ Floor
   Los Angeles, California 90071
   Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
              Fund Business Management Group
   Facsimile No.:  213-615-0430

   IF TO A RETAIL FUND OR CRMC:

   Capital Research and Management Company
   333 S. Hope Street, 55/th/ Floor
   Los Angeles, CA 90071
   Attention: Michael J. Downer, Senior Vice President,
              Fund Business Management Group and Secretary
   Facsimile No.:  213-615-0430

   WITH A COPY TO:

   Capital Research and Management Company
   333 S. Hope Street, 55/th/ Floor
   Los Angeles, California 90071
   Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
              Fund Business Management Group
   Facsimile No.:  213-615-0430

   IF TO THE TRANSFER AGENT:

   American Funds Service Company
   333 South Hope Street, 55/th/ Floor
   Los Angeles, California 90071
   Attention: Kenneth R. Gorvetzian, Chairman
   Facsimile No.:  213-615-0430

   WITH A COPY TO:

   Capital Research and Management Company
   333 S. Hope Street, 55/th/ Floor

   Los Angeles, CA 90071
   Attention: Michael J. Downer, Senior Vice President,
              Fund Business Management Group and Secretary
   Facsimile No.:  213-615-0430

   and

   American Funds Service Company
   Attn: HOST - Contract Administration Team
   3500 Wiseman Blvd.
   San Antonio, TX 78251-4321
   Facsimile No.:  210-474-4088

  24. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

  25. If this Agreement terminates, the Series and each Retail Fund, at the Trust's option, will continue to make additional shares of the Series or the applicable Retail Fund available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series or the applicable Retail Fund liquidates or applicable laws prohibit further sales. The Trust agrees not to redeem shares of the Series and each Retail Fund unless: (a) the Agreement is terminated; (b) legitimately doing so to meet Target Allocations; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) Insurance Company or the Trust provides at least sixty (60) days advance written notice.

  26. The obligations of the Series and the Retail Funds under this Agreement are not binding upon any of the trustees, directors, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series and each Retail Fund individually, but bind only the Series' and the Retail Funds' assets. When seeking satisfaction for any liability of the Series or a Retail Fund in respect of this Agreement, the Trust, LIAC, Insurance Company and the Account agree not to seek recourse against said trustees, directors, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series or a Retail Fund in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC. All obligations of the Trust hereunder shall be binding only upon the assets of Trust and shall not be binding on any other series of the Trust or on the trustees, officers or shareholders of the Trust or of any other series of the Trust.

  27. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

  28. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

  29. CRMC, the Series and the Retail Funds agree that the names, addresses, and other information relating to the Contractholders or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by CRMC, the Series, the Retail Funds or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

  30. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

  31.     The following Sections shall survive any termination of this
          Agreement: 4-7, 19, 24-32.

  32. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

  33. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

  34. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

  35. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                           THE LINCOLN NATIONAL LIFE
                           INSURANCE COMPANY (ON BEHALF OF ITSELF
                           AND EACH ACCOUNT)

Attest:
                                 /s/ William P. Flory
                           By:   -----------------------------------
------------------------   Its:  Second Vice President

                           LINCOLN VARIABLE INSURANCE
                           PRODUCTS TRUST

Attest:
                                 /s/ Kevin J. Adamson
                           By:   -----------------------------------
------------------------   Its:  Second Vice President

                           LINCOLN LIFE & ANNUITY COMPANY OF
                           NEW YORK (ON BEHALF OF ITSELF AND EACH
                           ACCOUNT)

Attest:
                                 /s/ William P. Flory
                           By:   -----------------------------------
------------------------   Its:  Second Vice President

                           LINCOLN INVESTMENT ADVISORS
                           CORPORATION

Attest:
                                 /s/ Daniel R. Hayes
                           By:   -----------------------------------
------------------------   Its:  President

                           CAPITAL RESEARCH AND MANAGEMENT
                           COMPANY

Attest:
                           By:   Michael Downer
/s/ illegible signature    Its:  Senior Vice President and Secretary

                           AMERICAN FUNDS INSURANCE SERIES

Attest:
                           By:     /s/ illegible signature
/s/ illegible signature    Its:    Secretary

                           CAPITAL INCOME BUILDER

Attest:
                           By:     /s/ illegible signature
/s/ illegible signature    Its:    Secretary

                           INTERMEDIATE BOND FUND OF AMERICA

Attest:
                                   /s/ Kimberly S. Verdick
                           By:     ------------------------
/s/ illegible signature    Its:    Secretary

                           SHORT-TERM BOND FUND OF AMERICA,
                           INC.

Attest:
                                   /s/ Kimberly S. Verdick
                           By:     ------------------------
/s/ illegible signature    Its:    Secretary

                           AMERICAN FUNDS SERVICE COMPANY

Attest:
                                   /s/ Angela M. Mitchell
                           By:     ------------------------
/s/ illegible signature    Its:    Secretary

                                 Attachment A

                                  Trust Funds

Trust Funds:
    [_] LVIP American Balanced Allocation Fund
    [_] LVIP American Growth Allocation Fund
    [_] LVIP American Income Allocation Fund

                                 Attachment B

                                 Retail Funds

Retail Funds:
    [_] Capital Income Builder
    [_] Intermediate Bond Fund of America
    [_] Short-Term Bond Fund of America

                                 ATTACHMENT C

                               List of Accounts:

Accounts:
    [_] Lincoln National Variable Annuity Account E
    [_] Lincoln National Variable Annuity Account H
    [_] Lincoln Life & Annuity Variable Annuity Account H

                                 ATTACHMENT D

                                   The Order

                                      30